                                                                    EXHIBIT 11.1

                               REDWOOD TRUST, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                             Twelve Months         Twelve Months            Twelve Months
                                                 Ended                 Ended                    Ended
                                           December 31, 2001     December 31, 2000        December 31, 1999
                                           -----------------     -----------------        -----------------
Basic:
  Average common shares outstanding            10,163,581            8,793,487                9,768,345
                                              -----------          -----------              -----------
     Total                                     10,163,581            8,793,487                9,768,345
                                              ===========          ===========              ===========
  Net Income                                  $30,162,747          $16,210,272              $(1,013,118)
                                              ===========          ===========              ===========
  Per Share Amount                            $      2.97          $      1.84              $     (0.10)
                                              ===========          ===========              ===========
Diluted:
  Average common shares outstanding            10,163,581            8,793,487                9,768,345

  Net effect of dilutive stock
     options outstanding during
     the period -- based on the
     treasury stock method                        311,183              108,582                       --
                                              -----------          -----------              -----------
    Total                                      10,474,764            8,902,069                9,768,345
                                              ===========          ===========              ===========
    Net Income                                $30,162,747          $16,210,272              $(1,013,118)
                                              ===========          ===========              ===========
    Per Share Amount                          $      2.88          $      1.82              $     (0.10)
                                              ===========          ===========              ===========